LEGG MASON PARTNERS INOME FUNDS
LEGG MASON PARTNERS CAPITAL AND INCOME FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's additional definitive proxy soliciting materials and rule 14(a)(12) material dated December 11, 2006 filed on December 11, 2006.
(Accession No. 0001193125-06-250518)